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                                                                EXHIBIT 10.9


                                AMERIPATH, INC.

                                AMENDMENT NO. 1

         This Agreement, dated as of August 30, 1996 , is among Ameripath, Inc., a Delaware corporation (the "Company"), its Subsidiaries set forth on the signature pages hereto and The First National Bank of Boston, both in its capacity as a Lender and in its capacity as agent for itself and the other Lenders. The parties agree as follows:

         1. Reference to Credit Agreement; Definitions. This Agreement amends the Credit Agreement dated as of May 29, 1996, among the parties hereto (as in effect prior to giving effect to this Agreement, the "Credit Agreement"). The terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") are used with the meanings so defined.

         2. Amendment of Credit Agreement. Effective upon the date hereof, the Credit Agreement is amended as follows:

                 2.1. Addition of New Defined Terms. The following new defined terms and Sections are added to the Credit Agreement by inserting them in Section 1 in the order indicated:

                          "1.10A.  "Annualized Interest Expense" means, for any
                 period, the product of the Revolving Loan outstanding as of the last day of such period multiplied by then current Applicable Rate plus the product of outstanding amounts under any instrument of Subordinated Indebtedness as of the last day of such period multiplied by the then current annual interest rate on such instrument of Subordinated Indebtedness.

                          "1.37A.  "Consolidated EBITDA" means, for any period,
                 an amount equal to the sum of (a) Consolidated Net Income of the Company and its Subsidiaries for such period plus (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) taxes based upon or measured by income, (ii) Consolidated Interest Expense and (iii) depreciation and amortization.


                           1.39A.  "consolidated Operating Cash Flow" means, for
                 any period, the total of (i) Consolidated EBITDA minus (ii) taxes, based upon or measured by net taxable income, paid in cash by the Company and its Subsidiaries minus (iii) Capital Expenditures.





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                                  1.43A.  "Consolidated Total Debt Service"
                          means, for any period, the sum of (i) Consolidated Interest Expense plus (ii) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments paid or accrued by the Company and its Subsidiaries during such period with respect to contingent obligations under agreements relating to Permitted Acquisitions or with respect to principal paid or accrued by the Company in respect of Subordinated Indebtedness and Contingent Notes."

                 2.2.   Amendment to Section 1.4.   The definition of "Acquired
         Party EBITDA Adjustment" in Section 1.4 of the Credit Agreement is amended to read in its entirety as follows:


                          "1.4. Acquired Party EBITDA Adjustment" means (a) for
                 any calculation made with respect to Sections 6.5 or 6.9.5 of this Agreement for which two or less full fiscal quarters of the Net Income of an Acquired Party has been included in, and only to the extent not already included in, Consolidated Net Income, an amount equal to the product of (i) the number of fiscal quarters in the applicable period in which none of the Net Income of such Acquired Party was included in Consolidated Net Income, multiplied by (ii) one-fourth of Pro Forma EBITDA of such Acquired Party as of the date of the Acquisition of such Acquired Party or (b) for any calculation made with respect to Section 6.5 or 6.9.5 of this Agreement for which more than two fiscal quarters but less than one full year of the Net Income of an Acquired Party has been included in, and only to the extent not already included in, Consolidated Net Income, an amount equal to the product of (X) the number of fiscal quarters in the applicable period in which none of the Net Income of such Acquired Party was included in Consolidated Net Income, multiplied by (i) the amount of actual EBITDA of such Acquired Party for each full fiscal quarter following its Acquisition by a Borrower, divided by (ii) the number of full fiscal quarters for which EBITDA of the Acquired Party was included in Consolidated Net Income.

                 2.3.   Amendment to Section 1.11.   The definition of
         "Applicable Rate" in Section 1.11 of the Credit Agreement is amended to read in its entirety as follows:


                         "1.11. "Applicable Rate" means, at any date, the sum
                 of:

                 (a)  the rate for such portion of the Revolving Loan shown in
                 Exhibit 1 that corresponds to the current ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters (it being understood that the such ratio could change on any Closing Date due to the occurrence of a Permitted Acquisition and the resulting


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                 inclusion of an Acquired Party's Pro Forma EBITDA in
                 Consolidated Adjusted EBITDA and additional Financing Debt in Consolidated Total Debt);

           plus  (b)   an additional 3.00% effective on the day the Agent
                 notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to
                 Section 8.3."

                 2.4.   Amendment to Section 1.125.   The definition of
         "Required Lenders" in Section 1.125 of the Credit Agreement is amended to read in its entirety as follows:

                          "1.125.  "Required Lenders" means, with respect to
                 any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 12.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 12.6."

                 2.5 Amendment to Section 2.1.2: Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

                          "2.1.2. Maximum Amount of Revolving Credit.  The term
                 "Maximum Amount of Revolving Credit" means, on any date, the lesser of (a) $75,000,000 or (b) the amount (in an integral multiple of $1,000,000) to which the then applicable amount shall have been irrevocably reduced from time to time by notice from the Company to the Agent."

                 2.6.  Amendment to Section 6.5.   Section 6.5 of the Credit
         Agreement is amended to replace existing Sections 6.5.2 through 6.5.4 with the following text and to add new a Section 6.5.5 immediately after Section 6.5.4 to read in its entirety as follows:

                          "6.5.2  Consolidated Senior Debt Coverage.  At all
                 times, Consolidated Senior Debt shall not exceed 350% of Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters; provided, that, at all times following the earlier to occur of (a) the completion of a firm commitment underwritten initial public offering of the Company's stock or (b) December 31, 1997, Consolidated Senior Debt shall not exceed 325% of Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters.




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                          6.5.3.  Consolidated Total Debt Coverage.  At all
                 times, the amount of (a) Consolidated Total Debt minus (b) that portion of the outstanding principal amount of any Contingent Notes to the extent that such portion is not required to be reflected on the financial statements of any Borrower in accordance with GAAP, shall not exceed 425% of Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters.

                          6.5.4. Consolidated Interest Expense. On the last day of each fiscal quarter of the Borrowers, Consolidated EBIT shall be at least 250% of the Annualized Interest Expense for the period of four consecutive fiscal quarters then ended.

                          6.5.5. Consolidated Operating Cash Flow.  On the last
                 day of each fiscal quarter of the Company, Consolidated Operating Cash Flow shall be at least 150% of Consolidated Total Debt Service for the period of four consecutive fiscal quarters then ending."

                 2.7.  Amendment of Clause (d) of Section 6.9.5.  Clause (d) of
         Section 6.9.5 of the Credit Agreement is amended to exclude Section
         6.5.5 from the reference in clause (d)(i) to those financial tests set forth in Section 6.5 that the Borrower must show pro forma compliance with as of the date of any Permitted Acquisition.

                 2.8. Amendment of Section 8.2. Section 8.2 of the Credit Agreement is amended to add new Section 8.2.6 by inserting the following text immediately after Section 8.2.5:

                          "8.2.6. Exercise of Call Right.  The Company shall,
                 upon the reasonable request of the Agent, exercise its rights to purchase the share of stock of Ameripath Kentucky, Inc. owned by James E. Dunnington, M.D. pursuant to Section 3 of the Shareholders' Agreement among Ameripath Kentucky, Inc., James E. Dunnington, M.D. and the Company."

                 2.9. Amendment of Section 12.1. Section 12.1 of the Credit Agreement is amended to read in its entirety as follows:

                          "12.1.  Interests in Credits.  The percentage
                 interest of each Lender in the Revolving Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as follows:






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
               Lender                       Maximum Principal Amount              Percentage Interest
               ------                       ------------------------              -------------------
 The First National Bank of Boston                $60,000,000                              80%

 NationsBank, N.A. (South)                        $15,000,000                              20%
                                                  ===========                              ===

 Total                                            $75,000,000                             100%


                 The foregoing percentage interests, as from time to time in effect and reflected in the Register, are referred to as the "Percentage Interests" with respect to all or any portion of the Revolving Loan and Letters of Credit, and the related Commitments.


                 2.10.  Amendment of Section 12.6(a).  Clause (a) of Section
         12.6 of the Credit Agreement is amended to read in its entirety as follows:

                          (a) Without the written consent of Lenders owning at least a majority of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under any of the Credit Documents, or under Sections 6.5 through 6.20, the related defined terms or this Section 12.6(b) shall be made.

         3.      Consent and Waiver.   Notwithstanding provisions of Section
6.13.1 (Issuance of Stock by Subsidiaries) and 10.1 (Credit Security) of the Credit Agreement to the contrary, the undersigned Lenders consent to James E. Dunnington, M.D. holding one share of Ameripath Kentucky, Inc., so long as the Shareholders' Agreement among Dr. Dunnington, the Company and Ameripath Kentucky, Inc. remain in full force and effect.

         4. Representation and Warranty. In order to induce the Lenders to enter into this Agreement, the Company and its Subsidiaries represent and warrant to each of the Lenders that:

                 4.1. Legal Existence, Organization. Each of the Company and its Subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and the Amended Credit Agreement and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Company and its Subsidiaries has taken, or shall have taken, all corporate or other action required to make the provisions of this





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         Agreement and the Credit Agreement the valid and enforceable obligations they purport to be.

                 4.2. Enforceability. Each of the Company and its Subsidiaries has duly executed and delivered this Agreement. Each of this Agreement and the Credit Agreement is the legal, valid and binding obligation of the Company and its Subsidiaries and is enforceable in accordance with its terms.

                 4.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Credit Agreement, nor the consummation of any other transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:

                          (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound, or of the Charter or By-laws of the Company or any such Subsidiaries;

                          (b) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

                          (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Lender Obligations) upon any of the assets of the Company or any of its Subsidiaries; or

                          (d) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any Charter, By-law, agreement, instrument, deed or lease.

         No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the performance of the Credit Agreement, or the consummation of the transactions contemplated hereby or thereby.

                 4.4. Defaults. Immediately before and after giving effect to the amendments set forth herein, no Default or Event of Default will exist.

                 4.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Sections 7.3 and 9 of the Credit Agreement are true and correct on the date hereof as if originally made on and as of the date hereof.





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         5.      General.    The Amended Credit Agreement and all of the Credit
Documents are each confirmed as being in full force and effect.  This
Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or enforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note.
This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.





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         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                        AMERIPATH, INC.


                                        By /s/
                                           ----------------------------------
                                           Title:


                                        AMERICAN LABORATORY ASSOCIATES,
                                        AMERIPATH FLORIDA, INC.
                                        DERRICK & ASSOCIATES PATHOLOGY, INC.
                                        FLORIDA PATHOLOGY ASSOCIATES,
                                        INC. AMERIPATH ALABAMA, INC.


                                        By /s/
                                           ----------------------------------
                                            As Vice President of each of the
                                            foregoing corporations

                                        THE FIRST NATIONAL BANK OF BOSTON




                                        By /s/
                                           ----------------------------------
                                           Title:

The undersigned hereby consents to the foregoing:


                                        NATIONSBANK, N.A. (South)


                                        By /s/
                                           ----------------------------------
                                           Title: Vice President





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